UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 17, 2006

Heartland Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

333-32245 (Commission File Number)	35-2017085 (IRS Employer Identification No.)

420 North Morton Street, Franklin, Indiana (Address of Principal Executive Offices)	46131 (Zip Code)

(317) 738-3915

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 17, 2006, the Board of Directors of Heartland Bancshares, Inc. (the "Board") increased the size of the Board to 10 members, apportioned the vacancy caused by the increase in size of the Board among the three classes of its directors, and elected two individuals to fill that vacancy and a pre-existing vacancy that had been caused by a director resignation in 2005. Each of the new directors will serve until the annual meeting in the year indicated for the class of which he is a member, and until his successor is elected and has qualified. Information regarding the Board’s expanded structure is as follows:

Class with terms expiring in Annual Meeting in the Year	Size of Current Class	Size of Expanded Class	Name(s) of Person(s) Elected to Fill Vacancy or Vacancies
2006	3	3
2007	3	3	Robert Richardson
2008	3	4	Steven Reed

The Board also appointed the newly-elected directors to the following committees of the Board:

Corporation Audit Committee:	Steven Reed
Bank Audit Committee:	Steven Reed
Bank Loan Committee:	Robert Richardson and Steven Reed
Bank Asset Liability Committee:	Robert Richardson
Bank Information Technology Committee:	Robert Richardson

Heartland Bancshares, Inc., issued a press release announcing the election of these new directors on January 23, 2006, which is filed as Exhibit 99.1 to this Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements And Exhibits.

(c)	Exhibits

99.1	Press Release, January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND BANCSHARES, INC.

Date: January 23, 2006	By: /s/ Steven L. Bechman Steven L. Bechman, President

EXHIBIT INDEX

99	Press release issued by the Company on January 23, 2006.